EXHIBIT 13.2

CERTIFICATION PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of API Electronics Group Corp. (the “Company”) on Form 20-F for the fiscal year ended May 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Claudio Mannarino, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report for the period ended May 31, 2005 fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Claudio Mannarino
Claudio Mannarino
Chief Financial Officer
November 28, 2005

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